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                                                                     EXHIBIT 5.1

                    WORSHAM, FORSYTHE & WOOLDRIDGE, L.L.P.
                                 Energy Plaza
                         1601 Bryan Street, 30th Floor
                              Dallas, Texas 75201


                          Telephone:  (214) 979-3000
                          Facsimile:  (214) 880-0011



                                August 30, 1999




NetSolve, Incorporated
12331 Riata Trace Parkway
Austin, Texas 78727

Ladies and Gentlemen:

     Referring to the proposed issuance and sale by NetSolve, Incorporated (the "Company") of up to 3,530,000 shares of its Common Stock, par value $0.01 per share (the "Stock"), as contemplated in the Registration Statement on Form S-1, Reg. 333-65691 filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 on October 15, 1998, as amended by Amendment No. 1 thereto, on July 26, 1999, and as amended by Amendment No. 2 thereto, filed with the Commission on or about the date hereof, we are of the opinion that:

     1. The Company is a corporation validly organized and existing under the laws of the State of Delaware.

     2. All requisite action necessary to make the Stock validly issued, fully paid and nonassessable shall have been taken when:

          a. The Company's Board of Directors (or a Committee thereof pursuant to express authority conferred on it by the Board of Directors) shall have adopted appropriate resolutions approving and authorizing the issuance and sale of the Stock and other action necessary to the consummation of the proposed issuance and sale thereof; and

          b. The Stock shall have been issued and delivered for the consideration contemplated in the aforementioned Registration Statement.

     We hereby consent to the use of our name under the heading "Legal Matters" in such Registration Statement and the filing of this opinion with the Commission as an exhibit thereto.

                                    Very truly yours,

                                    WORSHAM, FORSYTHE
                                        & WOOLDRIDGE, L.L.P.


                                    By:        /s/ L. Scott Austin
                                        ----------------------------------------
                                                            a Partner